united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2022

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey State of Incorporation	001-36632 Commission File Number	22-2746503 IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale Agreement

On February 14, 2022, EMCORE Corporation (“EMCORE”) entered into a Sale Agreement (the “Sale Agreement”) with L3Harris Technologies, Inc., a Delaware corporation (the “Seller”) and Ringo Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of EMCORE (“EMCORE Sub”), pursuant to which EMCORE Sub agreed to purchase the Seller’s Space and Navigation Business (the “Business”).

The aggregate consideration to be paid by EMCORE for the Business pursuant to the Sale Agreement is $5,000,000 exclusive of transaction costs and expenses, subject to certain working capital adjustments. Pursuant to the Sale Agreement, EMCORE will acquire certain intellectual property, assets, and liabilities of the Business. The Sale Agreement contained customary representations, warranties, and covenants of EMCORE and the Seller.

The transaction is subject to customary closing conditions. EMCORE currently anticipates that the transaction will close in the quarter ending June 30, 2022.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Sale Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. The terms of the Sale Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Sale Agreement. In particular, the assertions embodied in the representations and warranties in the Sale Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited, qualified or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and in confidential disclosure schedules to the Sale Agreement. Moreover, certain representations and warranties in the Sale Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts and may not describe the actual state of affairs at the date they were made or at any other time. Accordingly, you should not rely on the representations and warranties in the Sale Agreement as characterizations of the actual state of facts about the parties.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
2.1	Sale Agreement, dated as of February 14, 2022 by and among EMCORE Corporation., Ringo Acquisition Sub, Inc., and L3Harris Technologies, Inc.
99.1	Press Release dated February 14, 2022.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

Dated: February 15, 2022	By:	/s/ Tom Minichiello
Name: Tom Minichiello
Title: Chief Financial Officer

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